EXHIBIT 99.1

CERTIFICATION

The undersigned certifies pursuant to 18 U.S.C. § 1350, that:

(1)  The accompanying Quarterly Report on Form 10-Q for the period ended March 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date	May 12, 2003	/s/ Jay A. Herman Jay A. Herman Chairman and Chief Executive Officer

Date	May 12, 2003	/s/ Robert M. Barniskis Robert M. Barniskis Vice President and Chief Financial Officer

23